UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2026

Hallador Energy Company

(Exact name of registrant as specified in its charter)

Colorado	001-34743	84-1014610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1183 East Canvasback Drive, Terre Haute, Indiana 47802
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (812) 299-2800.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $.01 par value	HNRG	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On March 6, 2026, the Company appointed Daniel Hudson to the Board of Directors (the “Board”), with the appointment effective as of March 6, 2026. With Mr. Hudson’s appointment, Hallador’s Board expands to seven members, six of whom are independent in accordance with the Nasdaq listing standards.

Mr. Hudson will serve as a director until the expiration of his term at the Company’s 2026 annual meeting of stockholders. If elected at the annual meeting of stockholders, he will continue in this role until his successor has been duly elected and qualified.

Mr. Hudson will receive compensation for his service as an independent director consistent with our director compensation program for non-employee directors, as approved by the Board on December 23, 2025, which provides for:

●	a $200,000 annual retainer fee that will be paid: 50% in cash, 50% in restricted stock units (RSUs) to be granted under the Company’s Second Amended and Restated 2008 Restricted Stock Unit Plan
●	payment of the cash component of the annual retainer fees quarterly at the end of each quarter
●	grant of the RSU component of the annual retainer immediately after the annual shareholders’ meeting with a one-year vesting period, with the amount of restricted stock units granted based on the volume weighted average trading price for the 10 trading days prior to the annual meeting

There are no family relationships between Mr. Hudson and any of the Company’s directors or executive officers, and there is no arrangement or understanding between Mr. Hudson or any other person and the Company or any of its subsidiaries pursuant to which he was appointed as a director of the Company. There are no transactions between Mr. Hudson or any of his immediate family members and the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.

Appointment to Committees

Effective March 6, 2026, Barbara Ann Sugg was appointed as a member to the Audit Committee and the Compensation Committee.

Appointment of Officer

On March 6, 2026, the Board appointed Heath Lovell to serve as Chief Operating Officer of the Company, effective March 6, 2026.

Mr. Lovell has served as President of Hallador Power, LLC, a wholly owned subsidiary of the Company, since 2022, and has served as President of Sunrise Coal, LLC, also a wholly owned subsidiary of the Company, since 2024. He will continue to serve in those roles concurrently with his position as Chief Operating Officer of the Company.

In connection with Mr. Lovell’s appointment as Chief Operating Officer, the Company expects to enter into compensation arrangements with Mr. Lovell; however, such arrangements have not yet been finalized. The Company will file an amendment to this Current Report on Form 8-K to disclose the material terms of any such arrangements when determined.

There are no arrangements or understandings between Mr. Lovell and any other person pursuant to which he was appointed as Chief Operating Officer. There are no family relationships between Mr. Lovell and any director or executive officer of the Company, and there are no transactions in which Mr. Lovell has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On March 9, 2026, the Company issued a press release announcing the director and officer appointments described herein. A copy of this press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K, and the text of such press release is incorporated herein by reference.

None of the information furnished in this Item 7.01 will be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor will it be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Number	Description
99.1	Press Release dated March 9, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hallador Energy Company

March 9, 2026	By:	/s/ BRENT K. BILSLAND
Brent K. Bilsland President and Chief Executive Officer

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